SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2010

MSCI Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33812		13-4038723
(Commission File Number)		(IRS Employer Identification No.)

88 Pine Street, New York, NY		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 804-3900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On June 1, 2010, MSCI Inc. (“MSCI” or the “Company”) completed its previously announced acquisition of RiskMetrics Group, Inc. (“RiskMetrics”).  Pursuant to the terms of the Agreement and Plan of Merger dated as of February 28, 2010 (the “Merger Agreement”) among the Company, RiskMetrics and Crossway Inc., a wholly owned subsidiary of the Company (“Crossway”), Crossway merged with and into RiskMetrics (the “Merger”), with RiskMetrics continuing as the surviving corporation and a wholly owned subsidiary of the Company.

Item 1.01.           Entry into a Material Definitive Agreement.

On June 1, 2010, the Company entered into a Credit Agreement, dated as of June 1, 2010, among the Company, the lenders party thereto, Morgan Stanley Senior Funding, Inc, as administrative agent for the lenders, and Morgan Stanley & Co. Incorporated, as collateral agent for the lenders (the “Credit Agreement”). The Credit Agreement provides for (i) a $1,275 million senior secured term loan facility that matures in June 2016, the proceeds of which are to be used to repay, in part, the existing credit facilities of the Company and RiskMetrics, to finance, in part, the cash consideration for the Merger and to pay fees and expenses incurred in connection with the repayment and the Merger and (ii) a $100 million senior secured revolving credit facility, which includes a $25 million letter of credit subfacility and a $10 million swingline loan sub facility, that matures in June 2015, the proceeds of which are to be used to fund the working capital requirements of the Company and its subsidiaries and for other general corporate purposes. The Company borrowed $1,275 million under the term loan facility on June 1, 2010.

Interest

At the option of the Company, borrowings under the Credit Agreement bear interest at either a base rate or at the London Interbank Offered Rate (“LIBOR”), plus, in each case, an applicable margin.  Swing line loans under the Credit Agreement bear interest at the base rate plus an applicable margin.

Base Rate Option

Interest will be at the base rate plus an applicable margin (which will be based on MSCI’s leverage ratio), calculated on the basis of the actual number of days elapsed in a year of 365 days and payable quarterly in arrears. The base rate will be, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1.00%, (ii) the rate of interest quoted for such day in The Wall Street Journal as the “Prime Rate”, as in effect from time to time and (iii) LIBOR, for an interest period of one month beginning on such day, plus 1.00%.  However, the base rate may not be less than a floor of 2.50% per annum.

LIBOR Option

Interest will be determined based on interest periods to be selected by MSCI of one, two, three or six months (or, if consented to by all lenders under the applicable credit facilities, nine or 12 months) and will be at an annual rate equal to LIBOR for the corresponding deposits of U.S. dollars, plus the applicable margin (which will be based on MSCI’s leverage ratio). However, (i) prior to the earlier of (x) completion of a successful syndication of the credit facilities and (y) 30 days after the completion of the Merger, the interest period will be one month and (ii) LIBOR will be deemed to be not less than a floor of 1.50% per annum. Interest will be paid at the end of each interest period or, in the case of interest periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days.

Guarantors and Collateral

All obligations under the credit facilities are (or are required to be) fully and unconditionally guaranteed by (i) each of the Company’s existing subsidiaries that was a guarantor under the Company’s existing credit agreement dated November 20, 2007, (ii) each of RiskMetrics and RiskMetrics’ subsidiaries that was a guarantor under its existing credit facility dated January 11, 2007 and (iii) each subsequently acquired or organized direct or indirect subsidiary that is a wholly owned material domestic subsidiary, subject to limited exceptions.  The obligations of the Company and the guarantors under the credit facilities are secured by a lien on all the equity interests of each of the Company’s subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting equity interests of such first tier foreign subsidiaries) and substantially all other assets of the Company and the Guarantor (subject to certain exceptions).

Covenants and Events of Default

The Credit Agreement contains a number of mandatory prepayment requirements and affirmative and negative covenants. The negative covenants include covenants that, subject to certain exceptions, contain:

•	limitations on liens and further negative pledges;
•	limitations on (i) debt and (ii) prepayments, redemptions or repurchases of debt;
•	limitations on mergers, consolidations and acquisitions;
•	limitations on sales, transfers and other dispositions of assets;
•	limitations on loans and other investments;
•	limitations on dividends and other distributions, stock repurchases and redemptions and other restricted payments;
•	limitations on creating new subsidiaries;
•	limitations on capital expenditures;
•	limitations on restrictions affecting subsidiaries;
•	limitations on transactions with affiliates;
•	limitations on issuances of disqualified capital stock;
•	limitations on changes in (i) the nature of business, (ii) accounting policies or (iii) fiscal periods; and
•	limitations on modifications or waivers of material documents.

In addition, the Credit Agreement requires the Company to satisfy a maximum leverage ratio and a minimum interest coverage ratio.

The Credit Agreement also contains certain customary events of default, including relating to non-payment, breach of representations, warranties or covenants, cross-default and cross-acceleration, bankruptcy and insolvency events, invalidity or impairment of loan documentation or collateral, change of control and customary ERISA defaults.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 2.2 hereto and incorporated by reference herein.

Item 1.02.           Termination of a Material Definitive Agreement.

On June 1, 2010, at the effective time of the Merger, in connection with the Company’s entry into the Credit Agreement described under Item 1.01 of this Current Report on Form 8-K, the Company terminated its existing credit agreement, dated as of November 20, 2007, among the Company, Bank of America, N.A., as successor to Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent, swing line lender and L/C issuer and the lenders party thereto (the “Terminated Credit Facility”), following the payment in full of all outstanding indebtedness under the Terminated Credit Facility. There were no material early termination penalties incurred as a result of the termination of the Terminated Credit Facility.

On June 1, 2010, at the effective time of the Merger, in connection with the Company’s entry into the Credit Agreement described under Item 1.01 of this Current Report on Form 8-K, RiskMetrics terminated its existing first lien credit agreement, dated as of January 11, 2007, among RiskMetrics Group Holdings, LLC, RiskMetrics, Bank of America, N.A., as administrative agent and the lenders party thereto (the “Terminated RMG Credit Facility”), following the payment in full of all outstanding indebtedness under the Terminated RMG Credit Facility. There were no material early termination penalties incurred as a result of the termination of the Terminated RMG Credit Facility.

Item 2.01.           Completion of Acquisition or Disposition of Assets.

The information set forth above under the heading “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

Under the terms of the Merger Agreement, each outstanding share of RiskMetrics common stock (other than those held by RiskMetrics as treasury stock, by the Company or by any subsidiary of RiskMetrics or the Company or with respect to which appraisal rights have been properly exercised and perfected under Delaware law) was cancelled and converted into the right to receive a combination of 0.1802 of a share of the Company’s Class A common stock and $16.35 in cash, without interest.  RiskMetrics stockholders will receive cash for any fractional shares of the Company’s Class A common stock that they would otherwise receive in the Merger.

Under the terms of the Merger Agreement, each option to purchase shares of RiskMetrics common stock outstanding as of the effective time of the Merger was converted into an option to purchase the Company’s Class A common stock based on an exchange ratio of 0.7260 (rounded down to the nearest whole share).  In addition, under the terms of the Merger Agreement, each RiskMetrics restricted share award (which represents a share of RiskMetrics common stock subject to vesting and forfeiture restrictions) outstanding as of the effective time of the Merger was converted into a restricted share award relating to a number of shares of the Company’s Class A common stock based on an exchange ratio of 0.7260 (rounded to the nearest whole share).  Each converted option and restricted stock award will remain subject to the same terms and conditions (including vesting and forfeiture terms) as were applicable to the relevant RiskMetrics option or restricted share award outstanding immediately prior to the effective time of the Merger.

In connection with the Merger, the Company will issue approximately 12.7 million shares of its Class A common stock and pay an aggregate of approximately $1.1 billion to former RiskMetrics stockholders in exchange for their shares of RiskMetrics common stock, and reserve for issuance approximately 4.2 million additional shares of the Company’s Class A common stock in connection with the conversion of RiskMetrics’ outstanding options.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2010 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  As previously disclosed in the Company’s Current Report on Form 8-K filed on May 19, 2010, at the effective time of the Merger, Mr. David M. Obstler, the Chief Financial Officer of RiskMetrics prior to the Merger, became the Company’s Chief Financial Officer.  Mr. Obstler succeeds Mr. Michael K. Neborak, who ceased to be the Company’s Chief Financial Officer at the effective time of the Merger.   The information set forth in Item 5.02 of the Company’s Current Report on Form 8-K filed on May 19, 2010 is hereby incorporated by reference.

On June 1, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved an increase to the base salary of Mr. Obstler in connection with his appointment as Chief Financial Officer of the Company.  His base salary was increased from $350,000 to $400,000, effective June 1, 2010.

(e)  On June 1, 2010, in connection with the closing of the acquisition of RiskMetrics, the Committee approved grants to Mr. David C. Brierwood (Chief Operating Officer), Mr. C.D. Baer Pettit (Head of Client Coverage), Mr. Gary Retelny (Head of Strategy and Business Development and Chief Administrative Officer) and Mr. Obstler (Chief Financial Officer) of restricted stock unit (“RSU”) awards pursuant to the Company’s 2010 performance equity program under the 2007 Amended and Restated Equity Incentive Compensation Plan.  The awards are intended to be in compliance with the Company’s Performance Formula and Incentive Plan, which is intended to comply with Section 162(m) of the Internal Revenue Code.  Each grant is contingent upon whether it can be made within the limits for fiscal year 2010 of each individual’s Maximum Annual Incentive Award (as defined in the Company’s Performance Formula and Incentive Plan) as determined by the Committee.

The number of RSUs awarded to each officer is based on the fair market value of MSCI Class A common stock at the close of business on May 28, 2010 and is determined by dividing the dollar amount set forth opposite each officer’s name on the list below by the fair market value of MSCI Class A common stock on May 28, 2010. The fair market value means the closing price at which MSCI Class A common stock traded on the New York Stock Exchange on May 28, 2010, which was $29.65.

Name	Dollar Amount	RSUs Awarded
David C. Brierwood	$2,000,000	67,453
C.D. Baer Pettit	$2,000,000	67,453
Gary Retelny	$2,000,000	67,453
David M. Obstler	$1,000,000	33,726

The awards are subject to both time-vesting and performance-vesting requirements.  50% of the RSUs will time-vest on December 1, 2011 and 50% will time-vest on December 31, 2012.  The RSUs that have time-vested will performance-vest and be converted to shares of the Company’s Class A common stock (within a range of 0% to 200% of the number of RSUs awarded) based on the achievement of certain revenue and adjusted EBITDA performance metrics for a three-year period covering fiscal years 2010, 2011 and 2012.  In addition, unvested RSUs will time-vest, but will remain subject to performance-vesting, in the event of the officer’s death, disability or termination by the Company without cause.  Unvested RSUs will time-vest, and performance-vest based on expected achievement of the performance metrics, in the event of a change in control or termination due to accepting certain governmental positions.

Item 8.01            Other Events

On June 1, 2010, the Company and RiskMetrics jointly issued a press release announcing the completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

(1) The audited consolidated balance sheets of RiskMetrics as of December 31, 2009 and 2008, and the audited consolidated statements of operations and consolidated statements of cash flows of RiskMetrics for the years ended December 31, 2009, 2008 and 2007, and the notes related thereto, are incorporated herein by reference from RiskMetrics’ Annual Report on Form 10-K filed on February 24, 2010.

(2) The unaudited condensed consolidated balance sheet as of March 31, 2010, and the unaudited condensed consolidated statements of income and condensed consolidated statements of cash flows for the three months ended March 31, 2010 and March 31, 2009, and the notes related thereto, are incorporated herein by reference from RiskMetrics’ Quarterly Report on Form 10-Q filed on May 6, 2010.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements of MSCI and RiskMetrics as of and for the three months ended February 28, 2010 and for the year ended November 30, 2009 are filed as Exhibit 99.2 hereto.

(d) Exhibits

2.1
Agreement and Plan of Merger dated as of February 28, 2010 among RiskMetrics Group, Inc., MSCI Inc. and Crossway Inc. (incorporated by reference to Exhibit 2.1 of MSCI Inc.’s Current Report on Form 8-K, filed on March 1, 2010).

2.2
Credit Agreement dated as of June 1, 2010 among MSCI Inc., as the Borrower, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, Morgan Stanley Senior Funding, Inc., as Swing Line Lender and L/C Issuer and the other lenders party thereto.

99.1	Joint Press Release of MSCI Inc. and RiskMetrics Group, Inc. dated June 1, 2010.

99.2	Unaudited pro forma condensed combined financial statements of MSCI Inc. and RiskMetrics Group, Inc. as of and for the three months ended February 28, 2010 and for the year ended November 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: June 7, 2010	By:	/s/ Henry Fernandez
		Name:	Henry Fernandez
		Title:	Chief Executive Officer

[Signature Page to 8-K regarding Merger Closing]

INDEX TO EXHIBITS

Exhibit Number	Description

2.1
Agreement and Plan of Merger dated as of February 28, 2010 among RiskMetrics Group, Inc., MSCI Inc. and Crossway Inc. (incorporated by reference to Exhibit 2.1 of MSCI Inc.’s Current Report on Form 8-K, filed on March 1, 2010).

2.2
Credit Agreement dated as of June 1, 2010 among MSCI Inc., as the Borrower, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, Morgan Stanley Senior Funding, Inc., as Swing Line Lender and L/C Issuer and the other lenders party thereto.

99.1	Joint Press Release of MSCI Inc. and RiskMetrics Group, Inc. dated June 1, 2010.

99.2	Unaudited pro forma condensed combined financial statements of MSCI Inc. and RiskMetrics Group, Inc. as of and for the three months ended February 28, 2010 and for the year ended November 30, 2009.